UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2023 (August 14, 2023)

OTIS WORLDWIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39221	83-3789412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Carrier Place
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)

(860) 674-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to  Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OTIS	New York Stock Exchange
0.000% Notes due 2023	OTIS/23	New York Stock Exchange
0.318% Notes due 2026	OTIS/26	New York Stock Exchange
0.934% Notes due 2031	OTIS/31	New York Stock Exchange

Section 1 – Registrant’s Business and Operations

Item 8.01.  Other Events.

On August 16, 2023, Otis Worldwide Corporation (the “Company”) issued $750,000,000 aggregate principal amount of its 5.250% Notes due 2028 (the “Notes”).

The Notes were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-270834) (the “Registration Statement”) filed on March 24, 2023.  On August 16, 2023, the Company filed with the SEC a Prospectus Supplement dated August 14, 2023 (the “Prospectus Supplement”) containing the final terms of the Notes pursuant to Rule 424(b)(2) of the Act.

In connection with the offer and sale of the Notes, the Company entered into an Underwriting Agreement, dated August 14, 2023 (the “Underwriting Agreement”), with BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the underwriters named in Schedule A thereto.  A copy of the Underwriting Agreement has been filed as exhibit 1.1 to this Current Report and is incorporated herein by reference.  The Notes were issued under the Indenture, dated as of February 27, 2020 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 3, dated as of August 16, 2023 (the “Supplemental Indenture” and, the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), in each case between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.  The Base Indenture has been filed as exhibit 4.1 to the Registration Statement and is incorporated herein by reference.  The Supplemental Indenture and a form of the Notes have been filed as exhibits 4.1 and 4.2 to this Current Report and are incorporated herein by reference.

The Company intends to use the net proceeds received from the issuance of the Notes to fund the repayment at maturity of the 0.000% notes due November 12, 2023 issued by the Company’s subsidiary, Highland Holdings S.à r.l., and guaranteed by the Company, of which €500,000,000 (approximately $546 million as of June 30, 2023) principal amount is currently outstanding.  The Company expects to use the remainder of the proceeds to fund the repayment of certain of its commercial paper borrowings and for other general corporate purposes.

The Notes will bear interest at the rate of 5.250% per annum and mature on August 16, 2028.  Interest on the Notes will be payable on February 16 and August 16 of each year, beginning on February 16, 2024.

At any time, and from time to time, prior to July 16, 2028, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the principal amount of the Notes being redeemed plus an applicable “make-whole” premium, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the relevant redemption date.  At any time on or after July 16, 2028, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the relevant redemption date.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Base Indenture) unless the Company has exercised its right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes pursuant to an offer as described in the Prospectus Supplement at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date (as defined in the Base Indenture).

The Notes will be unsecured, unsubordinated obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness.  The Notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The Indenture imposes restrictions on the Company and certain of its subsidiaries, including certain restrictions customary for financings of this type that, among other things, limit the ability to incur additional liens, to make certain fundamental changes and to enter into sale and leaseback transactions.  In addition, the Indenture contains events of default customary for financing of this type.

For further information about the terms and conditions of the Underwriting Agreement, the Indenture and the Notes, please refer to the Prospectus Supplement.  The descriptions of the Underwriting Agreement, the Indenture and the Notes herein and in the Prospectus Supplement are summaries and are qualified in their entirety by the terms of the Underwriting Agreement, the Indenture and the Notes, respectively.

This report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Act.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
1.1
Underwriting Agreement, dated August 14, 2023, among Otis Worldwide Corporation and BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of other underwriters named in Schedule A thereto.

4.1	Supplemental Indenture No. 3, dated as of August 16, 2023, between Otis Worldwide Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 5.250% Note due 2028 (included in Exhibit 4.1 hereto).
5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated August 16, 2023 with respect to the Notes.
5.2	Consent of Wachtell, Lipton, Rosen & Katz, dated August 16, 2023 (included in Exhibit 5.1 hereto), with respect to the Notes.
104	Cover Page Interactive Data File — the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTIS WORLDWIDE CORPORATION (Registrant)

Date: August 16, 2023	By:	/s/ Anurag Maheshwari
Anurag Maheshwari
Executive Vice President & Chief Financial Officer